EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and

Full House Resorts, Inc.

Las Vegas, Nevada

We consent to the incorporation by reference in the registration statement of Full House Resorts, Inc. on Form S-8 (File No. 333-29299) of our report dated March 29, 2007, on the consolidated financial statements of Full House Resorts, Inc. and Subsidiaries as of and for the years ended December 31, 2006 and 2005.

/s/ Piercy Bowler Taylor & Kern

Piercy, Bowler Taylor & Kern,
Certified Public Accountants and Business Advisors
A Professional Corporation
Las Vegas, Nevada

March 29, 2007